Exhibit 5.1


                                                           February 14, 1997





Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas 75206

Triton Energy Limited
Caledonian House
Mary Street, P.O. Box 1043
George Town
Grand Cayman, Cayman Islands

Ladies and Gentlemen:

              This opinion is delivered in connection with the Registration

Statement on Form S-3 (the "Registration Statement") filed under the

Securities Act of 1933, as amended (the "Act"), by Triton Energy Limited, a

Cayman Islands company ("TEL"), and Triton Energy Corporation, a Delaware corporation ("TEC") (which Registration Statement constitutes Post-Effective

Amendment No. 2 to Registration Statement No. 33-55347 of TEC, and Post-

Effective Amendment No. 3 to Registration Statement No. 33-69230 of TEC) and

which Registration Statement relates to (i) unsecured joint and several debt securities of TEL and TEC ("Joint and Several Debt Securities"), warrants to purchase Joint and Several Debt Securities ("Joint and Several Warrants") to

be issued and sold by TEL and TEC from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $300 million and (ii) preference shares, par value $.01 per share, of TEL

("Preference Shares"), ordinary shares, par value $.01 per share, of TEL

("Ordinary Shares"), unsecured debt securities of TEL ("TEL Debt Securities,"

and together with the "Joint and Several Debt Securities," the "Debt

Securities") and warrants to purchase Preference Shares, Ordinary Shares or

TEL Debt Securities ("TEL Warrants"),  to be issued and sold by TEL from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $200 million.

              We have examined (i) the Registration Statement, (ii) the form of Senior Indenture to be executed by TEC, TEL and The Chase Manhattan Bank,

as trustee (the "Joint and Several Senior Debt Indenture"), (iii) the form of

Senior Subordinated Indenture to be executed by TEC, TEL, and United States

Trust Company of New York, as trustee (the "Joint and Several Senior

Subordinated Debt Indenture"), (iv) the form of Senior Indenture to be executed by TEL and The Chase Manhattan Bank, as trustee (the "TEL Senior

Debt Indenture"), (v) the form of Senior Subordinated Indenture to be executed by TEL and United States Trust Company of New York, as trustee (the

"TEL Senior Subordinated Indenture"), and (vi) the form of Subordinated

Indenture to be executed by TEL and The Chase Manhattan Bank, as trustee (the

"TEL Subordinated Indenture").  In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records,

agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of TEC and TEL, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (ii) a prospectus supplement (a "Prospectus

Supplement") will have been prepared and filed with the Commission describing the Debt Securities and/or Joint and Several Warrants offered thereby, (iii)

all Debt Securities and Joint and Several Warrants issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate

Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities or Joint and Several

Warrants offered will have been duly authorized and validly executed and delivered by TEC and the other parties thereto.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                      1. With respect to Joint and Several Debt Securities to be issued under the Joint and Several Senior Debt Indenture, when
       (i) the Joint and Several Senior Debt Indenture has been duly authorized and validly executed and delivered by TEC and TEL to the trustee, (ii) the TEC Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust
       Indenture Act"), (iii) the Board of Directors of each of TEL (the "TEL Board") and TEC (the "TEC Board") has taken all necessary corporate action to approve the issuance and terms of such Joint and Several
       Debt Securities, the terms of the offering thereof and related matters and (iv) such Joint and Several Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Joint and Several Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by each of the TEL Board and the TEC Board upon payment of the consideration therefor provided for therein, such Joint and Several Debt Securities will be legally issued by TEC and will constitute valid and legally binding joint and several obligations of each of TEL and TEC, enforceable against each of them in accordance with their terms.

                      2. With respect to Joint and Several Debt Securities to be issued under the Joint and Several Senior Subordinated Debt Indenture, when (i) the Joint and Several Senior Subordinated Debt Indenture has been duly authorized and validly executed and delivered by TEC and TEL to the trustee, (ii) the Joint and Several Senior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iii) each of the TEL Board and the TEC Board has taken all necessary corporate action to approve the issuance and terms of such Joint and Several Debt Securities, the terms of the offering thereof and related matters and (iv) such Joint and Several Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Joint and Several Senior Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by each of the TEL Board and the TEC Board upon payment of the consideration therefor provided for therein, such Joint and Several Debt Securities will be legally issued by TEC and will constitute valid and legally binding joint and several obligations of each of TEL and TEC, enforceable against each of them in accordance with their terms.

                      3. With respect to the Joint and Several Warrants, when (i) each of the TEL Board and the TEC Board has taken all necessary corporate action to approve the creation of and issuance and terms of the Joint and Several Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement relating to the Joint and Several Warrants (the "Joint and Several Warrant Agreement") has been duly authorized and validly executed and delivered by TEC, TEL and the Warrant Agent appointed by TEL and TEC, and (iii) the Joint and Several Warrants or certificates representing the Joint and Several Warrants have been duly executed, countersigned, registered and delivered in accordance with the Joint and Several Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by each of the TEL Board and the TEC Board upon payment of the consideration therefor provided for therein, the Joint and Several Warrants will be duly authorized and validly issued by TEC.

                      4. With respect to TEL Debt Securities to be issued under the TEL Senior Debt Indenture, when (i) the TEL Senior Debt Indenture has been duly authorized and validly executed and delivered by TEL to the trustee, (ii) the TEL Senior Debt Indenture has been duly qualified under the Trust Indenture Act, (iii) the TEL Board has taken all necessary corporate action to approve the issuance and terms of such TEL Debt Securities, the terms of the offering thereof and related matters and (iv) such TEL Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the TEL Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such TEL Debt Securities will constitute valid and legally binding obligations of TEL, enforceable against TEL in accordance with their terms.

                      5. With respect to TEL Debt Securities to be issued under the TEL Senior Subordinated Debt Indenture, when (i) the TEL Senior Subordinated Debt Indenture has been duly authorized and validly executed and delivered by TEL to the trustee, (ii) the TEL Senior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iii) the TEL Board has taken all necessary corporate action to approve the issuance and terms of such TEL Debt Securities, the terms of the offering thereof and related matters and
       (iv) such TEL Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the TEL Senior Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such TEL Debt Securities will constitute valid and legally binding obligations of TEL, enforceable against TEL in accordance with their terms.

                      6. With respect to TEL Debt Securities to be issued under the TEL Subordinated Debt Indenture, when (i) the TEL Subordinated Debt Indenture has been duly authorized and validly executed and delivered by TEL to the trustee, (ii) the TEL Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iii) the TEL Board has taken all necessary corporate action to approve the issuance and terms of such TEL Debt Securities, the terms of the offering thereof and related matters and (iv) such TEL Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the TEL Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the TEL Board upon payment of the consideration therefor provided for therein, such TEL Debt Securities will constitute valid and legally binding obligations of TEL, enforceable against TEL in accordance with their terms.

              Our opinions set forth in paragraphs 1, 2, 4, 5 and 6, above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance,

reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York and the Delaware General Corporation Law.

              We hereby consent to the filing of this opinion of counsel as

Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the

Registration Statement.

                                                   Very truly yours,



                                                /s/ Simpson Thacher & Bartlett

                                                SIMPSON THACHER & BARTLETT